Exhibit 10.1

EXECUTION COPY

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of March 28, 2014 is by and among Wausau Paper Corp., a Wisconsin corporation (the “Borrower”), the Guarantors party hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

W I T N E S S E T H

WHEREAS, an $80 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement dated as of June 23, 2010 (as amended by that certain First Amendment to Credit Agreement dated as of October 26, 2011, as amended by that certain Second Amendment to Credit Agreement dated as of February 3, 2012, as amended by that certain Third Amendment to Credit Agreement dated as of June 26, 2013, as amended by that certain Fourth Amendment to Credit Agreement dated as of December 17, 2013, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.

Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.

Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, as of the date hereof the Credit Agreement is hereby amended as follows:

(a)

The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the last sentence thereof with the following sentence:

Notwithstanding anything to the contrary contained herein, from and after March 28, 2014, the Applicable Rate shall be based on Pricing Level 5 unless otherwise agreed in writing by the Required Lenders.

(b)

The definition of “Consolidated EBITDDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDDA” means, for any period, as applied to the Borrower and its consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (i) Consolidated Net Income, plus (ii) the following to the extent deducted in

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calculating such Consolidated Net Income:  (a) Consolidated Interest Expense, (b) all federal and state income tax expense, (c) all depreciation, depletion and amortization expense, (d) any non-cash asset impairments or restructuring charges (other than any non-cash charges to the extent that such charge represents an accrual of or reserve for a future cash payment), (e) actual cash restructuring charges of up to $7.0 million for each of the twelve month periods ending June 30, 2013, September 30, 2013, December 31, 2013 and March 31, 2014, and (f) actual cash proxy defense-related expenses in an aggregate amount not to exceed $2.0 million during such period, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP.

(c)

The definition of “Debt to EBITDDA Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Debt to EBITDDA Ratio” means, as of any day of determination, the ratio of (a) Consolidated Funded Indebtedness on such day to (b) Consolidated EBITDDA for the period of the four (4) most recently completed fiscal quarters.

(d)

The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, each Note, each Issuer Document, any Guaranty (if any), any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, the Intercreditor Agreement, the Fee Letter and the Fourth Amendment Letter Agreement.

(e)

The following new definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement, dated as of March 28, 2014, by and among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

(f)

Section 4.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

4.02

Conditions to all Credit Extensions.

The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Committed Loans) is subject to the following conditions precedent:

(a)

The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the references to the Borrower’s financial statements contained in subclauses (i) and (ii) of Section 5.13(a) shall be deemed to refer to the most recent statements furnished pursuant to subsections (b) and (a), respectively, of Section 6.01.

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(b)

No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)

After giving effect to such proposed Credit Extension, the Debt to EBITDDA Ratio as of such day shall not exceed the maximum Debt to EBITDDA Ratio then permitted by Section 7.01(a) as of the last day of the most-recently ended fiscal quarter (provided that for purposes of such calculation, prior to receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ending March 31, 2014, Consolidated EBITDDA shall be based on the forecasted Consolidated EBITDDA for the twelve month period ending on March 31, 2014, as delivered to the Administrative Agent and the Lenders on March 25, 2014).

(d)

The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Committed Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (c) have been satisfied on and as of the date of the applicable Credit Extension.

(g)

The following new Section 6.18 is hereby added to the Credit Agreement to read as follows:

6.18

Agreement to Secure Obligations.  On or prior to May 30, 2014 (or such later date as agreed by the Administrative Agent in its sole discretion), seek approval from the Borrower’s board of directors to cause the Obligations to be secured by Liens on substantially all of the assets of the Loan Parties pursuant to documentation acceptable to the Administrative Agent (including, but not limited to an amendment to this Agreement and an intercreditor agreement with the noteholders under the 2010 Note Agreement).

(h)

Section 7.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)

Minimum Net Worth.  The Loan Parties will not at any time permit Consolidated Net Worth to be less than the sum of (i) $222,900,000, plus (ii) an amount equal to 25% of Consolidated Net Income for each fiscal quarter of the Borrower ending on or after June 30, 2014 (with no deduction for a net loss in any such fiscal quarter), such amount to be increased on a cumulative basis as of the end of each fiscal quarter, plus (iii) 100% of the proceeds of the issuance of all Equity Interests after March 31, 2014.  The calculation of Consolidated Net Worth for purposes of this Section 7.01(c) (only) shall be adjusted to exclude (1) all “accumulated other comprehensive income or loss” as shown on the Borrower’s consolidated balance sheet (i.e., there will be added back to Consolidated Net Worth any such amount that is shown as a negative number and there will be subtracted from Consolidated Net Worth any such amount that is shown as a positive number); provided, however, that the aggregate amount of all such amounts added back to Consolidated Net Worth pursuant to this sentence during the term of this Agreement shall not exceed $70,000,000 and (2) non-cash restructuring charges incurred after the date of this Agreement and prior to March 31, 2014 in an aggregate amount not

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to exceed $40,000,000 (i.e., such non-cash restructuring charges shall be added back to Consolidated Net Worth).

(i)

The Credit Agreement is hereby amended to correct the following typographical errors:

(i)

The references to “Section 8.01” in Section 6.02(a) and Section 7.08 of the Credit Agreement are hereby deleted and replaced with references to “Section 7.01”.

(ii)

The reference to “Article VIII” in Section 8.01(d) of the Credit Agreement is hereby deleted and replaced with a reference to “Article VII”.

(j)

Exhibit A and Exhibit B to the Credit Agreement are hereby amended and restated in their entireties to read as Exhibit A and Exhibit B, respectively, attached hereto.

3.

Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)

counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent and the Required Lenders; and

(b)

(i) all fees required to be paid pursuant to that certain letter agreement, dated March 26, 2014, between the Borrower and Bank of America and (ii) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

4.

Representations and Warranties.  Each of the Borrower and each Guarantor hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of either the Borrower or the Guarantors (if any) or any of their Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Amendment, the references to the Borrower’s financial statements contained in subclauses (i) and (ii) of Section 5.13(a) shall be deemed to refer to the most recent statements furnished pursuant to subsections (b) and (a), respectively, of Section 6.01 and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

5.

No Other Changes; Ratification.  Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement

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as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms; provided, however, for the avoidance of doubt, nothing herein shall constitute a waiver of any Default under Section 8.01(g) as a result of noncompliance by any Loan Party with any financial covenants set forth in any Principal Lending Agreement.  This Amendment shall be deemed a Loan Document as referred to, and defined in, the Credit Agreement for all purposes.

6.

Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen.

7.

Counterparts; Facsimile; Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or email (in PDF format) by any party hereto shall be effective as such party’s original executed counterpart.

8.

Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.

Entirety.  This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

10.

Acknowledgment of Loan Parties.  Each of the Loan Parties affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.

11.

Release.  In consideration of the Administrative Agent’s and the Lenders’ entering into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders, and each of the Administrative Agent’s, and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any of the Lender Group; provided, that nothing herein will constitute a release or discharge of the agreements set forth herein or of the effectiveness of the Loan Documents from and after the date hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

WAUSAU PAPER CORP.

By:  SHERRI L. LEMMER

Name:

Sherri Lemmer

Title:

Chief Financial Officer

GUARANTORS:

WAUSAU PAPER TOWEL & TISSUE, LLC

By:  SHERRI L. LEMMER

Name:

Sherri Lemmer

Title:

Chief Financial Officer

Fifth Amendment – Wausau Paper

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:

DORA A. BROWN

Name:

Dora A. Brown

Title:

Vice President

Fifth Amendment – Wausau Paper

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LENDERS:

BANK OF AMERICA, N.A.,

as a Lender, Swing Line Lender and as L/C Issuer

By:

KATHERINE M. NOVEY

Name:

Katherine M. Novey

Title:

Senior Vice President

NORTHWEST FARM CREDIT SERVICES, PCA, as a Lender

By:

CANDY BOSWELL

Name:

Candy Boswell

Title:

Vice President

1ST FARM CREDIT SERVICES, PCA

as a Lender

By:

COREY J WALDINGER

Name:

Corey J. Waldinger

Title:

Vice President, Capital Markets Group

BMO HARRIS BANK N.A.,

as a Lender

By:

RONALD J. CAREY

Name:

Ronald J. Carey

Title:

Senior Vice President

Fifth Amendment – Wausau Paper

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EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:  ___________, _____

To:

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 23, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Wausau Paper Corp., a Wisconsin corporation (the “Borrower”), the Guarantors from time to time party thereto, if applicable, each Lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

The undersigned hereby requests (select one):

☐  A Borrowing of Committed Loans

☐  A conversion or continuation of Loans

1.

On

 (a Business Day).

2.

In the amount of $

.

3.

Comprised of

.

[Type of Committed Loan requested]

4.

For Eurodollar Rate Loans:  with an Interest Period of

      months.

After giving effect to such Committed Borrowing, the Debt to EBITDDA Ratio equals ____________ to 1.00.  Set forth below is a supporting calculation:

Debt as of such date

$______________

Committed Loan requested

$______________

Consolidated EBITDDA

$______________

Ratio:

_______ to 1.00

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

WAUSAU PAPER CORP.

By:

Name:

Title:

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EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:  ___________, _____

To:

Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 23, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among Wausau Paper Corp., a Wisconsin corporation (the “Borrower”), the Guarantors from time to time party thereto, if applicable, each Lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

The undersigned hereby requests a Swing Line Loan:

1.

On

 (a Business Day).

2.

In the amount of $

After giving effect to such Swing Line Loan, the Debt to EBITDDA Ratio equals ____________ to 1.00.  Set forth below is a supporting calculation:

Debt as of such date

$______________

Swing Line Loan requested

$______________

Consolidated EBITDDA

$______________

Ratio:

_______ to 1.00

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

WAUSAU PAPER CORP.

By:

Name:

Title:

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